EXHIBIT (C)(25)

Project Intrepid

Discussion Materials

January 2013

Greenhill

HIGHLY CONFIDENTIAL

Intrepid expects to become a pure-play GP

It would then seek a partner to promote the growth of Midway and maximize the value of Intrepid

Discussion Materials

Executive Summary

Intrepid expects to contribute all of its remaining operating assets to Midway in order to become a pure-play GP

Intrepid is seeking a private equity partner to promote the growth of Intrepid once it is transformed into a pure-play GP

Intrepid’s key owners are willing to consider selling control of Intrepid but desire to maintain meaningful continued participation (to be negotiated) in the economic upside of the partnerships

Key objective of transaction is to promote the growth of Midway by identifying partners with attractive midstream assets to be contributed into the partnership

Sponsor involvement will create opportunities for growth at Intrepid and Midway through additional asset contributions at Midway and an infusion of new ideas and operational talent Growth at Midway is expected to enhance the value of Intrepid Increased scale and growth profile is expected to enhance value for all stakeholders

Intrepid believes that this would be an attractive investment for a sponsor because:

Intrepid controls the GP and incentive distribution rights at Midway

Public float of Intrepid and Midway units would provide sources of liquidity for sponsor assets

The GP of Intrepid is owned by eight individuals, most of whom are current and former members of the management team of Intrepid

2

Greenhill

HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

Discussion Materials

Standalone Strategic Plan

Transition Intrepid into Pure-Play GP – An Example


1 Intrepid Contributes Remaining Operating Assets to Midway(1)
Public Unitholders
Intrepid Holdings GP
IHGP Stakeholders
~80% LP Interest
GP Control
~20% LP Interest
Intrepid, L.P.
66% LP Interest + IDRs
GP Control
100% Interest
Intrepid Remaining Operating Assets
Public Unitholders
34% LP Interest
Cash + Midway Units
Intrepid Contributes Remaining Operating Assets
Midway, L.P.
100% Interest
Midway Existing Operating Assets
2 Intrepid Distributes Majority of Midway Units to Intrepid Unitholders(1)
Public Unitholders
Intrepid Holdings GP
IHGP Stakeholders
~80% LP Interest
Intrepid Distributes Midway Units
GP Control
~20% LP Interest
Intrepid, L.P.
Public Unitholders
73% LP Interest + IDRs
GP Control
27% LP Interest
Midway, L.P.
100% Interest
Midway Existing Operating Assets
Former Intrepid Operating Assets
Illustrative Pro Forma Partnership Structure
Intrepid Holdings GP
IHGP Stakeholders
Public Unitholders
~80% LP Interest
GP Control
~20% LP Interest
Intrepid, L.P.
Public Unitholders
~15% LP Interest + IDRs
GP Control
~85% LP Interest (2)
Midway, L.P.
100% Interest
Midway Existing Operating Assets
Former Intrepid Operating Assets

Notes:
(1) Subject to board approval
(2) Pro forma for distribution of Midway units to Intrepid unitholders (includes IHGP stakeholders)

Greenhill

3

HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

Discussion Materials

Standalone Strategic Plan

Transition Intrepid into Pure-Play GP – An Example

1 Intrepid Contributes Remaining Operating Assets to Midway[1]

Remaining Midstream Assets Purchase Price		
Remaining Intrepid Assets 2013E EBITDA		$80
Implied Acquisition EBITDA Multiple		10.6x
Assumed Total Purchase Price		**$850**
Dropdown Consideration	**%**	**$**
Cash Consideration	38.2%	$325
Equity Consideration	61.8%	$525
Total Consideration		**$850**
Midway Equity Issued		**$525**
Current Midway Unit Price		$22.98
Midway Units Issued to Intrepid		22.846
Midway Notes Issued		**$325**
Rate on Midway Acquisition Debt		*6.0%*
Pro Forma Ownership		
Beginning Midway Units Held at Intrepid		56.399
% of Midway Units Outstanding		*65.7%*
Beginning Midway Units Outstanding[2]		85.856
New Midway Units Issued to Intrepid		22.846
Pro Forma Midway Units Outstanding		**108.702**
Pro Forma Midway Units Held at Intrepid		79.245
Intrepid Pro Forma Stake in Midway		**72.9%**

2 Intrepid Distributes Majority of Midway Units to Intrepid Unitholders[1]

Intrepid Uses Cash Proceeds for Debt Paydown	
Beginning Intrepid Total Debt Outstanding	$350
Less: Cash Proceeds for Debt Paydown	(325)
Pro Forma Intrepid Total Debt Outstanding[3]	$25
Intrepid Allocates Midway Units to Be Distributed	
Beginning Midway Units Held at Intrepid	56.399
Plus: New Midway Units Issued to Intrepid	22.846
Pro Forma Midway Units Held at Intrepid	79.245
Less: Midway Units Retained by Intrepid[4]	(16.305)
Midway Units Distributed To Unitholders	**62.939**
Implied Midway Units per Intrepid Unit	*0.479*
Midway Current Unit Price	$22.98
Market Value of Midway Units Distributed	**$1,446**

Notes:
Market data as of 1/3/2013
(1) Subject to board approval
(2) Midway units outstanding as of FYE 2012 pro forma for 10.7 million units issued to fund recent acquisition per FY Q4 earnings release
(3) Includes non-callable bonds, seller notes and revolver borrowings
(4) Assumes Intrepid retains 15% of pro forma Midway units outstanding
Source: Company filings, Analyst research, FactSet

Greenhill

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Discussion Materials

Intrepid Holdings GP, LLC (“IHGP”)

Intrepid Holdings GP, LLC (“IHGP”) owns and controls Intrepid GP, LLC (“IGP”), the general partner of Intrepid, LP

IHGP controls Intrepid through its role as general partner and through its ability to appoint the board of Intrepid ? IHGP holds no Intrepid units and holds no economic interest in Intrepid

IHGP is currently owned by eight shareholders

The ownership interest in IHGP for each shareholder is determined by the relative number of original Intrepid common units that each IHGP shareholder holds individually in proportion to the amount of total original Intrepid common units owned by the IHGP shareholders collectively Ownership in IHGP is reallocated between the shareholders from time to time according to a periodic recalculation of the aforementioned methodology

Currently, John Sherman owns approximately 60% and is the sole voting member of IHGP

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Greenhill HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

Discussion Materials

Process Next Steps

Key Items to Include In Initial Proposal & Preliminary Process Timeline

Initial sponsor partner proposals to Intrepid should include:

Target Intrepid ownership level to be sought by the sponsor and proposed unit price of the tender offer ? Details of specific sponsor assets to be contributed into Midway:

Anticipated consideration and valuation

Contribution timing

Financial projections

Initial sponsor proposals are due by February 15, 2013

Following a review of the initial proposals, Greenhill and Intrepid will invite a limited number of potential sponsor partners to conduct more detailed due diligence with management and negotiate the terms of a final agreement

Final agreement anticipated by April 15, 2013

Greenhill and Intrepid will not facilitate any additional sponsor due-diligence before February 15th beyond information that is publicly available or the information contained in this document

Greenhill HIGHLY CONFIDENTAL – SUBJECT TO REVISION

Table of Contents

Appendix – Summary Financial Projections

A. Projections Assuming No Midway Units Distributed

B. Projections Assuming 85% of Midway Units Distributed

Greenhill HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

Discussion Materials

Summary Financial Projections

Intrepid & Midway (No Wedge Capital)

Projections assume no distribution of Midway units to Intrepid unitholders

($ in millions except per unit amounts)

		Fiscal Year Ended September 30,				
		2013E	2014E	2015E	2016E	2017E
Intrepid	**Intrepid Total Adjusted EBITDA**	**$146**	**$170**	**$183**	**$204**	**$206**
	EBITDA from LP Interest in Midway	129	139	144	153	153
	EBITDA from GP Interest in Midway	17	30	38	51	52
	Interest Expense (Net)	($2)	($2)	($2)	($2)	($2)
	Total Distributable Cash Flow	**$144**	**$168**	**$181**	**$202**	**$204**
	Intrepid Total Units Outstanding	131.5	131.5	131.5	131.5	131.5
	Distribution Coverage Ratio	0.95x	1.00x	1.00x	1.00x	1.00x
	Declared Distribution Per LP Unit	**$1.16**	**$1.28**	**$1.37**	**$1.54**	**$1.55**
Midway	**Midway Total Adjusted EBITDA**	**$260**	**$299**	**$329**	**$370**	**$372**
	EBITDA from Existing Operations	180	215	233	267	269
	EBITDA from Dropdowns	80	84	96	103	103
	Interest Expense (Net)	(46)	(56)	(65)	(74)	(74)
	Maintenance Capital Expenditures	(10)	(10)	(11)	(11)	(11)
	Total Distributable Cash Flow	**$204**	**$233**	**$253**	**$285**	**$287**
	Total Distributions to GP & LPs	**$194**	**$222**	**$241**	**$272**	**$274**
	Less: DCF to GP IDRs	(17)	(30)	(38)	(51)	(52)
	Total Distributions to LPs	**$177**	**$191**	**$203**	**$220**	**$221**
	Midway Total Units Outstanding	108.7	108.7	111.5	114.4	114.4
	Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x	1.05x
	Declared Distribution Per LP Unit	**$1.63**	**$1.76**	**$1.82**	**$1.93**	**$1.94**
	Growth Capital Expenditures	$95	$106	$287	$0	$0

Note:
Projected financials presented pro forma for assumed dropdown of remaining Intrepid operating assets to Midway

Greenhill

8

HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

Discussion Materials

Summary Financial Projections

Intrepid & Midway (Includes $500mm of Wedge Capital / Year)

Projections assume no distribution of Midway units and $500mm per year of wedge capital at an 8.0x EBITDA multiple

($ in millions except per unit amounts)

		Fiscal Year Ended September 30,				
		2013E	2014E	2015E	2016E	2017E
Intrepid	**Intrepid Total Adjusted EBITDA**	**$170**	**$216**	**$250**	**$292**	**$317**
	EBITDA from LP Interest in Midway	138	155	166	179	185
	EBITDA from GP Interest in Midway	31	61	84	114	131
	Interest Expense (Net)	($2)	($2)	($2)	($2)	($2)
	Total Distributable Cash Flow	**$171**	**$217**	**$252**	**$294**	**$318**
	Intrepid Total Units Outstanding	131.5	131.5	131.5	131.5	131.5
	Distribution Coverage Ratio	1.00x	1.00x	1.00x	1.00x	1.00x
	Declared Distribution Per LP Unit	**$1.30**	**$1.65**	**$1.92**	**$2.23**	**$2.42**
Midway	**Midway Total Adjusted EBITDA**	**$323**	**$424**	**$517**	**$620**	**$685**
	EBITDA from Existing Operations	180	215	233	267	269
	EBITDA from Dropdowns	80	84	96	103	103
	EBITDA from Wedge Capital	63	125	188	250	313
	Interest Expense (Net)	(61)	(86)	(110)	(134)	(149)
	Maintenance Capex	(12)	(14)	(17)	(19)	(21)
	Total Distributable Cash Flow	**$249**	**$324**	**$390**	**$467**	**$515**
	Total Distributions to GP & LPs	**$237**	**$308**	**$371**	**$445**	**$490**
	Less: DCF to GP IDRs	(31)	(61)	(84)	(114)	(131)
	Total Distributions to LPs	**$206**	**$248**	**$287**	**$331**	**$359**
	Midway Total Units Outstanding	117.9	126.5	137.0	147.0	153.6
	Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x	1.05x
	Declared Distribution Per LP Unit	**$1.75**	**$1.96**	**$2.10**	**$2.25**	**$2.34**
	Growth Capex (Announced)	$95	$106	$287	$0	$0
	Growth Capex (Wedge Capital)	500	500	500	500	500
	Total Growth Capex	**$595**	**$606**	**$787**	**$500**	**$500**

Note:
Projected financials presented pro forma for assumed dropdown of remaining Intrepid operating assets to Midway

Greenhill | 9

Table of Contents

Appendix – Summary Financial Projections

A. Projections Assuming No Midway Units Distributed

B. Projections Assuming 85% of Midway Units Distributed

Greenhill HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

Discussion Materials

Summary Financial Projections

Intrepid & Midway (No Wedge Capital)

Projections assume Intrepid retains 15% of Midway pro forma units outstanding

($ in millions except per unit amounts)

		Fiscal Year Ended September 30,				
		2013E	2014E	2015E	2016E	2017E
Intrepid	**Intrepid Total Adjusted EBITDA**	**$43**	**$59**	**$68**	**$83**	**$84**
	EBITDA from LP Interest in Midway	27	29	30	31	32
	EBITDA from GP Interest in Midway	17	30	38	51	52
	Interest Expense (Net)	($2)	($2)	($2)	($2)	($2)
	Total Distributable Cash Flow	**$42**	**$57**	**$66**	**$81**	**$82**
	Intrepid Total Units Outstanding	131.5	131.5	131.5	131.5	131.5
	Distribution Coverage Ratio	1.00x	1.00x	1.00x	1.00x	1.00x
	Declared Distribution Per LP Unit	**$0.32**	**$0.44**	**$0.50**	**$0.62**	**$0.63**
Midway	**Midway Total Adjusted EBITDA**	**$260**	**$299**	**$329**	**$370**	**$372**
	EBITDA from Existing Operations	180	215	233	267	269
	EBITDA from Dropdowns	80	84	96	103	103
	Interest Expense (Net)	(46)	(56)	(65)	(74)	(74)
	Maintenance Capital Expenditures	(10)	(10)	(11)	(11)	(11)
	Total Distributable Cash Flow	**$204**	**$233**	**$253**	**$285**	**$287**
	Total Distributions to GP & LPs	**$194**	**$222**	**$241**	**$272**	**$274**
	Less: DCF to GP IDRs	(17)	(30)	(38)	(51)	(52)
	Total Distributions to LPs	**$177**	**$191**	**$203**	**$220**	**$221**
	Midway Total Units Outstanding	108.7	108.7	111.5	114.4	114.4
	Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x	1.05x
	Declared Distribution Per LP Unit	**$1.63**	**$1.76**	**$1.82**	**$1.93**	**$1.94**
	Growth Capital Expenditures	$95	$106	$287	$0	$0

Note:
Projected financials presented pro forma for assumed dropdown of remaining Intrepid operating assets to Midway

Greenhill

11

HIGHLY CONFIDENTIAL – SUBJECT TO REVISION

Discussion Materials

Summary Financial Projections

Intrepid & Midway (Includes $500mm of Wedge Capital / Year)

Projections assume Intrepid retains 15% of Midway pro forma units outstanding and $500mm per year of wedge capital at an 8.0x EBITDA multiple

($ in millions except per unit amounts)

		Fiscal Year Ended September 30,				
		2013E	2014E	2015E	2016E	2017E
Intrepid	**Intrepid Total Adjusted EBITDA**	**$60**	**$92**	**$119**	**$150**	**$170**
	EBITDA from LP Interest in Midway	28	32	34	37	38
	EBITDA from GP Interest in Midway	31	61	84	114	131
	Interest Expense (Net)	($2)	($2)	($2)	($2)	($2)
	Total Distributable Cash Flow	**$62**	**$94**	**$120**	**$152**	**$171**
	Intrepid Total Units Outstanding	131.5	131.5	131.5	131.5	131.5
	Distribution Coverage Ratio	1.00x	1.00x	1.00x	1.00x	1.00x
	Declared Distribution Per LP Unit	**$0.47**	**$0.71**	**$0.91**	**$1.16**	**$1.30**
Midway	**Midway Total Adjusted EBITDA**	**$323**	**$424**	**$517**	**$620**	**$685**
	EBITDA from Existing Operations	180	215	233	267	269
	EBITDA from Dropdowns	80	84	96	103	103
	EBITDA from Wedge Capital	63	125	188	250	313
	Interest Expense (Net)	(61)	(86)	(110)	(134)	(149)
	Maintenance Capex	(12)	(14)	(17)	(19)	(21)
	Total Distributable Cash Flow	**$249**	**$324**	**$390**	**$467**	**$515**
	Total Distributions to GP & LPs	**$237**	**$308**	**$371**	**$445**	**$490**
	Less: DCF to GP IDRs	(31)	(61)	(84)	(114)	(131)
	Total Distributions to LPs	**$206**	**$248**	**$287**	**$331**	**$359**
	Midway Total Units Outstanding	117.9	126.5	137.0	147.0	153.6
	Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x	1.05x
	Declared Distribution Per LP Unit	**$1.75**	**$1.96**	**$2.10**	**$2.25**	**$2.34**
	Growth Capex (Announced)	$95	$106	$287	$0	$0
	Growth Capex (Wedge Capital)	500	500	500	500	500
	Total Growth Capex	**$595**	**$606**	**$787**	**$500**	**$500**

Note:
Projected financials presented pro forma for assumed dropdown of remaining Intrepid operating assets to Midway

Greenhill

12